UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 19, 2005

Milacron Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-08485	311062125
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2090 Florence Avenue, Cincinnati, Ohio		45206
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(513) 487-5000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On September 19, 2005, Danny L. Gamez, age 43, was elected as the Controller (principal accounting officer) of Milacron Inc. (the "Company"). Mr. Gamez will report to Ross A. Anderson, Vice President - Finance and Chief Financial Officer. Mr. Anderson held the Controller position in addition to his other duties prior to the election of Mr. Gamez. Mr. Gamez's annual salary is $175,000. On September 19, 2005, Mr. Gamez was granted 10,000 shares of restricted stock pursuant to the Milacron Inc. 2004 Long - Term Incentive Plan. Mr. Gamez comes to the Company from SPX Corporation, a leading global provider of thermal products and services, flow technology, test and measurement solutions and industrial products and services ("SPX"). Prior to joining the Company, Mr. Gamez was Chief Financial Officer of a SPX European subsidiary, SPX Cooling Technologies GmbH, beginning in 2004. Prior thereto, Mr. Gamez was Financial Director Europe for SPX Corporation beginning in 2003, and was President and Chief Financial Officer of SPX Process Equipment GmbH beginning in 2001. Prior to joining SPX, Mr. Gamez was Group Finance Director for Donnelly Hohe GmbH & Co. KG beginning in 1998.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Milacron Inc.

September 21, 2005	By:	Ross A. Anderson

Name: Ross A. Anderson
Title: Vice President - Finance and Chief Financial Officer